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                                                                   EXHIBIT 10.43

                          AMENDED SECURITY AGREEMENT

          This Amended Security Agreement is dated as of December 31, 1996 between Texas Timberjack, Inc., a Texas corporation ("Pledgor"), and Harold Estes ("Secured Party") and amends that certain Security Agreement between the parties dated as of June 24, 1994.

          WHEREAS, Secured Party has sold to Polyphase Corporation ("Polyphase") all of the issued and outstanding capital stock of Pledgor and Polyphase gave its Ten Million and 00/100 Dollar ($10,000,000.00) promissory note (the "Note") as partial consideration for the purchase of such stock; and

          WHEREAS, the Note has been modified, renewed and extended by Polyphase's Eleven Million Two Hundred Thousand and 00/100 Dollar
($11,200,000.00) promissory note (the "Renewal Note"); and

          WHEREAS, the Renewal Note has been modified, renewed and extended by Polyphase's Eleven Million Eight Hundred Fifty-Five Thousand and 00/100 Dollars ($11,855,000.00) promissory note (the "$11.8 Million Renewal Note); and

          WHEREAS, the $11.8 Million Renewal Note has been modified, renewed and extended and is now evidenced by Polyphase's Twelve Million Eight Hundred Forty-Two Thousand Nine Hundred Sixteen and 00/100 Dollars ($12,842,916.00) (the $12.8 Million Renewal Note); and

          WHEREAS, as a subsidiary of Polyphase, which is a public company, Pledgor has been able and expects in the future to be able to obtain larger lines of credit at more attractive interest rates than previously available to it and to receive other direct benefits as a result of being a subsidiary of Polyphase; and

          WHEREAS, as an inducement to Secured Party to extend such credit to Polyphase, Pledgor has granted Secured Party a security interest in the property described in the Security Agreement and Pledgor acknowledges it will receive a direct benefit therefrom;

          NOW, THEREFORE, for and in consideration of the premises and mutual undertaking of the parties, and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Section 1 of the Security Agreement is hereby amended to read in its entirety as follows:

               Secured Indebtedness - All indebtedness, obligations and
               --------------------
          liabilities of Polyphase to Secured Party including, but not limited to, those under the Note, the Renewal Note, the $11.8 Million Renewal Note and the $12.8 Million Renewal Note, whether now existing or hereafter arising or arising under this Security Agreement or otherwise and all renewals and extensions thereof, and all interest accruing thereon, fees charged in connection therewith, expenses reimbursable as provided therein, and attorney's fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and whether now existing or hereafter arising and however acquired.

          2. Section 4 of the Security Agreement, as amended, is amended by adding the following:

               (W) Polyphase agrees, directly or indirectly, that in the event it sells, transfers, assigns or conveys, including by way of merger, any interest in Overhill Foods, Inc., or if Overhill Foods, Inc. sells or issues any securities of any type, Polyphase shall, at the closing of such sale, transfer, assignment, conveyance, merger or other transaction, make a payment of $9,000,000.00 on the $12.8 Million Renewal Note.
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     3.   Section 5 of the Security Agreement is amended by adding the following:

               (H) Polyphase shall fail to pay, when due, the $12.8 Million Renewal Note or defaults under any agreement given as security therefor.


     4. Except as expressly provided herein, all other terms, covenants and conditions of the Security Agreement remain in full force and effect without modification or alteration.

     Executed as of the 31st day of December, 1996.

                              SECURED PARTY:



                              ---------------------------
                                    Harold Estes

                              PLEDGOR:

                              TEXAS TIMBERJACK, INC.



                              By
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                              Title
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